Exhibit m

                                DISTRIBUTION PLAN

         DISTRIBUTION PLAN, dated as of February 4, 2005, of Domini Advisor
Trust, a Massachusetts business trust (the "Trust") with respect to shares of beneficial interest ("Shares") of its series Domini Social Equity Portfolio and any other series of the Trust adopting this Plan (the "Series").

                              W I T N E S S E T H:

         WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940
(collectively with the rules and regulations promulgated thereunder, the "1940
Act");

         WHEREAS, the Trust's shares of beneficial interest are divided into separate series representing interests in separate securities and other assets;

         WHEREAS, the Trust intends to distribute the Shares in accordance with
Rule 12b-1 under the 1940 Act ("Rule 12b-1"), and wishes to adopt this Plan as a plan of distribution pursuant to Rule 12b-1;

         WHEREAS, the Trustees of the Trust as a whole, and the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating hereto (the "Qualified Trustees"), having determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the 1940 Act, that there is a reasonable likelihood that the adoption and implementation of this Plan will benefit the Trust and its shareholders, have approved this Plan by votes cast at a meeting called for the purpose of voting hereon and on any agreements related hereto;

         WHEREAS, an initial sales charge may be paid by investors who purchase the Shares, and any distributor that enters into a distribution agreement (a
"Distribution Agreement") with respect to the Shares (the "Distributor"), broker-dealers, banks, and other financial intermediaries may receive such sales charges as full or partial compensation for their services in connection with the sale of Shares;

         WHEREAS, each Series or the Distributor may impose certain deferred sales charges in connection with the repurchase of Shares by such Series, and the Series may pay to the Distributor, dealers and others, or the Series may permit such persons to retain, as the case may be, all or any portion of such deferred sales charges;

         NOW, THEREFORE, the Board of Trustees hereby adopts this Plan for the
Trust as a plan for distribution in accordance with Rule 12b-1, on the following terms and conditions:

                                      -2-

         1. As specified in the Distribution Agreement, the Distributor shall provide facilities, personnel, and a program with respect to the offering and sale of Shares.

         2. (a) The Trust shall pay, or shall reimburse the Distributor for any payment by the Distributor on behalf of the Trust of, expenses incurred in connection with the sale of Shares of each Series of the Trust, including, without limitation, payments to broker-dealers, banks, investment advisers, and other intermediaries who advise shareholders regarding the purchase or sale or retention of Shares of the Trust; compensation of employees and related overhead of the Distributor; advertising, marketing and research expenses and the expenses of printing (excluding typesetting) and distributing prospectuses and reports used for sales purposes; expenses of preparing and printing sales literature; and other distribution-related expenses; provided that the amounts so paid or reimbursed by the Trust in connection with the sale of Shares of any
Series of the Trust shall not exceed 0.25% of the average daily net assets of the Shares of that Series for that Series' then-current fiscal year.

                  (b) The Trust may pay the Distributor a distribution fee with respect to Shares of each Series of the Trust at an annual rate which, when added to the amount paid or reimbursed by the Trust for expenses with respect to
Shares of that Series under paragraph (a) above, will not exceed 0.25% of the average daily net assets of Shares of that Series for that Series' then-current fiscal year, as compensation for distribution services provided by the
Distributor in connection with the sale of Shares of that Series.

         3. It is understood that, under certain circumstances, an initial sales charge may be paid by investors who purchase Shares of a Series, and the Series may pay to the Distributor, broker-dealers, financial intermediaries (including banks), and others, or the Series may permit such persons to retain, as the case may be, all or any portion of such sales charge as full or partial compensation for their services in connection with the sale of Shares. It is also understood that, under certain circumstances, a Series or the Distributor may impose certain deferred sales charges in connection with the repurchase of Shares of such Series, and the Series may pay to the Distributor, securities dealers, financial institutions (including banks) and others, or the Series may permit such persons to retain, as the case may be, all or any portion of such deferred sales charges.

         4. The Trust shall pay all fees and expenses of any independent auditor, legal counsel, administrator, transfer agent, custodian, shareholder servicing agent, registrar, or dividend disbursing agent of each Series;
expenses of distributing and redeeming Shares and servicing shareholder accounts; expenses of preparing, printing, and mailing prospectuses, shareholder reports, notices, proxy statements, reports to governmental officers and commissions and to shareholders of each Series; expenses connected with the execution, recording, and settlement of portfolio security transactions;
insurance premiums; expenses of calculating the net asset value of Shares;
expenses of shareholder meetings; and expenses relating to the issuance, registration, and qualification of Shares.

                                      -3-

         It is recognized that the sponsor, manager, or investment adviser to a
Series may, from time to time, use its sponsorship, management, or advisory fee revenues as well as past profits or its resources from any other source, to make payments to the Distributor or other parties with respect to any expenses incurred in connection with the distribution of the Shares of the Series, and further that any Distributor, shareholder servicing agent, or service agent may use its past profits or its resources from any other source, to make payments with respect to the distribution of the Shares of a Series, and any such payments by such sponsor, manager, investment adviser, Distributor, shareholder servicing agent, or service agent shall not constitute expenditures made pursuant to this Plan and shall not be subject to the limitation set forth in paragraph 2 above. Notwithstanding the foregoing, to the extent that any payments made by a Series to any sponsor, manager, or investment adviser or any affiliate thereof, including payments made from or in respect of such sponsor's, manager's, or adviser's sponsorship, management or advisory fee, should be deemed to be indirect financing of any activity primarily intended to result in the sale of the Shares of such Series within the context of Rule 12b-1, then such payments shall be deemed to be authorized by this Plan but shall not be subject to the limitation set forth in paragraph 2 above.

         5. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the responsibility for and control of the conduct of the affairs of the Trust.

         6. This Plan shall become effective as to the Domini Social Equity
Advisor Fund and any future Series of the Trust upon (i) approval by a vote of at least a "majority of the outstanding voting securities" of that Series and
(ii) approval by a vote of the Board of Trustees and a vote of a majority of the
Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on this Plan.

         7. This Plan shall continue in effect indefinitely; provided, however, that such continuance is subject to annual approval by a vote of the Board of
Trustees and a majority of the Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on continuance of this
Plan. If such annual approval is not obtained with respect to a Series, this
Plan shall expire as to that Series on the date which is 15 months after the date of the last approval.

         8. This Plan may be amended at any time by the Board of Trustees, provided that (a) any amendment to increase materially the amount to be spent for the services described herein shall be effective only upon approval by a vote of a "majority of the outstanding voting securities" of each applicable
Series, and (b) any material amendment of this Plan shall be effective only upon approval by a vote of the Board of Trustees and a vote of a majority of the
Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on such amendment. This Plan may be terminated at any time with respect to any Series by a vote of a majority of the Qualified Trustees or by a vote of a "majority of the outstanding voting securities" of the applicable
Series.

                                      -4-

         9. The Trust and the Distributor each shall provide the Board of
Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

         10. While this Plan is in effect, the selection and nomination of
Qualified Trustees shall be committed to the discretion of the Trustees who are not "interested persons" of the Trust.

         11. For the purposes of this Plan, the terms "interested persons" and
"majority of the outstanding voting securities" are used as defined in the 1940
Act. In addition, for purposes of determining the fees payable to the
Distributor, the value of a Series' net assets shall be computed in the manner specified in the Trust's then-current prospectus with respect to that Series for computation of the net asset value of the Shares of that Series.

         12. The Trust shall preserve copies of this Plan, and each agreement related hereto and each report referred to in paragraph 9 hereof (collectively, the "Records") for a period of six years from the end of the fiscal year in which such Record was made and each such Record shall be kept in an easily accessible place for the first two years of said recordkeeping.

         13. This Plan shall be construed in accordance with the laws of the
Commonwealth of Massachusetts and the applicable provisions of the 1940 Act.

         14. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.